Exhibit 10.1

June 30, 2004

Pacer International, Inc.

2300 Clayton Road, Suite 1200

Concord, California 94520

                                Re: Master Lease Agreement dated as of April 16, 2003, as amended

Ladies/Gentlemen:

This will confirm the collateral understanding which has been reached between us with respect to the above-referenced Master Lease Agreement (as amended, the “Master Lease”), between LaSalle National Leasing Corporation, as lessor, and Pacer International, Inc., as lessee. Capitalized terms used herein without definition shall have the meaning given them in the Lease.

In consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Rider Nos. 1 and 2 attached to the Master Lease shall be applicable solely with respect to the Equipment described on Equipment Schedules executed before the date hereof.

Rider Nos. 3, 4, 5 and 6 attached hereto, applicable solely with respect to the Equipment described on Equipment Schedules designated as Series C, are incorporated in the Master Lease as fully as if originally attached thereto.

The Master Lease is hereby amended as follows:

(a)	The fourth line of Section 1 of the Master Lease is amended by inserting “Renewal Term (as such term is defined in Rider No. 4) and any further renewal pursuant to Section B(2) of Rider No. 4 (if applicable)” before “the Build-Down Period”.

(b)	Section 8(a)(3)(i)(C) of the Lease is hereby deleted in its entirety and replaced with the following:

“the then current Standards of the Institute of International Container Lessors (“IICL”), and in compliance with all applicable laws, and”

(c)	Section 9(b)(x) of the Master Lease is hereby amended to replace the words “this Section 11” with the words “this Section 9.”

(d)	The last sentence of Section 11(d) of the Master Lease is hereby deleted in its entirety and replaced with the following:

“Upon such passage of title, Lessee will transfer to Lessor, free and clear of all liens other than Liens created by or through Lessor, all Lessee’s right, title and interest in and to the replaced Equipment”

4. With respect to the Equipment described on Equipment Schedules designated as Series C, the Master Lease is hereby amended as follows:

(a)	Section 7 of the Master Lease is hereby amended to add the following sentence to the end thereof:

TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES (a) ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY

ARTICLE 2A OF THE UCC AND (b) ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO RECOVER INCIDENTAL OR CONSEQUENTIAL DAMAGES FROM LESSOR FOR ANY BREACH OF WARRANTY OR FOR ANY OTHER REASON OR TO SET OFF OR DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR’S DEFAULT, IF ANY, UNDER THE RELATED LEASE.

(b)	Any and all references in the Master Lease to Rider No. 1 are hereby be deemed to be references to Rider No. 4, and any and all references in the Master Lease to Rider No. 2 are hereby be deemed to be references to Rider No. 6.

(c)	Section 8(a)(1) of the Master Lease is hereby further amended to add the following to the end thereof:

“(provided further that the Equipment is used in the transportation of property within or to and from the United States)”

5.	Except as expressly set forth herein, the terms and conditions of the Master Lease remain unmodified and in full force and effect.

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If the foregoing accurately sets forth our understanding with respect to the subject matter hereof, please sign and return the enclosed copy of this letter and it will constitute an amendment of the Master Lease pursuant to Section 19(a) thereof.

LASALLE NATIONAL LEASING CORPORATION

By:	/s/ James A. Vlk
Name:	James A. Vlk
Title:	First Vice President

AGREED:

PACER INTERNATIONAL, INC.

By:	/s/ J.B. Doherty
Name:	J.B. Doherty
Title:	Treasurer